COMMON STOCK PURCHASE AGREEMENT

This Agreement (the “Agreement”) made 2nd day of February 2012, by and between Harold Schultz (“Sellers’ Representative”), who represents each of the persons listed on Exhibit A (collectively, the “Sellers”) and  Jeffrey L. Nilsson, Purchaser’s representative  for Green PolkaDot Box (“Purchaser”)  setting forth the terms and conditions upon which the Sellers will sell One Million Forty Four Thousand, One Hundred Thirty Three (1,044,133) shares of Common Stock, and Four Hundred Sixty (460) of Preferred A shares and One Thousand (1,000) of Preferred B shares (the “Shares”) of  Vault America, Inc. (“Vault America ”) or sometimes the "Company") common stock (the “Common Stock”), personally owned by Sellers, to Purchaser.  The Sellers and the Purchaser may be referred to herein singularly as a “Party” and collectively, as the “Parties.”

In consideration of the mutual promises, covenants, and representations contained herein, THE PARTIES HERETO AGREE AS FOLLOWS:

WITNESSETH:

WHEREAS, the Seller and Purchaser have appointed Jody M. Walker, Attorney At Law, to act as the Escrow Agent ("Escrow Agent") for this transaction and to receive and hold all consideration received from the Purchaser for the sale of the Shares and all documents, stock certificates, stock powers and corporate records of Vault America, in the Jody M. Walker Attorney at Law COLTAF Trust Account, unless other arrangements are agreed to by all parties.

WHEREAS, Purchaser' Representative, Sellers' Representative and Jody M Walker, acting as the Escrow Agent, have entered into an Escrow Agreement dated February 2, 2012.

WHEREAS, Harold Schultz is an appointed representative of the Sellers with full authority.

NOW THEREFORE, in consideration of the mutual promises, covenants and representations contained herein, the Parties herewith agree as follows:

ARTICLE I

SALE OF SECURITIES

1.01

Sale.  Subject to the terms and conditions of this Agreement, the Sellers agree to sell the Shares for a total of Two Hundred Eighty Thousand Dollars (US) ($280,000) (the “Purchase Price”).  This is a private transaction between the Sellers and Purchaser.

1.02

Escrow Agent.  The Sellers and Purchaser have appointed Jody M Walker, Attorney at Law, to act as the Escrow Agent as to the distribution of the Purchase Price and distribution of the Shares and documents of Vault America to be held in the Escrow Account, unless it is agreed by the Parties that the documents and certificates shall be distributed to the Purchaser in another way.

1.03

Deposit.  Purchaser shall deposit or cause to be deposited the sum of Twenty Five Thousand dollars ($25,000) to the Jody M. Walker COLTAF Trust Account (“Escrow Account”) on or before February 2, 2012, (the “Deposit”).  The Deposit shall become non-refundable ten days after the signing of this Agreement and shall immediately thereafter be held for the benefit of the Sellers, and subject to transfer at the instruction of the Sellers.

It is understood that Vault America is in compliance with all SEC and with filing requirements as of the date hereof.  All filings with the Securities and Exchange Commission (“SEC”) are displayed on EDGAR (the “SEC Filings”) and that the SEC Filings reveal almost all information pertaining to Vault America and that there have been no significant changes in Vault America and no changes in issued stock as of the date of this Agreement.  The Deposit shall be fully refundable for a period of ten business days from the signing of this Agreement for any reason or no reason (the “Due Diligence Period.”)   After the Due Diligence Period, the Deposit will be non-refundable unless the Sellers fail to fulfill all things to be completed pursuant to the terms of this Agreement and outlined in Article II, 2.12 and Article III, 3.02 of this Agreement.  In addition if, after signing this Agreement and prior to the Closing, in performing due-diligence, the Purchaser, discovers something of significance that was not previously revealed in the SEC Filings or otherwise that changes the structure and intent of this Agreement and the transaction, that the Sellers cannot correct, the Purchaser may cancel this Agreement and request a full refund of the Deposit.  The Purchaser will notify the Sellers of the subject of concern and their intention to cancel this Agreement and the request for the refund of the Deposit, in writing, addressed to the individuals and addresses listed Article VI, 6.09 of this Agreement.  The Sellers shall have ten business days after receiving the request for the refund of the Deposit to correct the discrepancy or the Deposit will be refunded to the Purchaser by the Escrow Agent.

The account wire transfer instructions for the Deposit herein and payment pursuant to Sections 1.04 and 3.02(b)(i) are as follows:

BANK:

First Bank of Colorado

ADDRESS:

P. .O.  Box 4667, Englewood, Colorado  80155

ABA NUMBER:

107005047

ACCOUNT NUMBER:

419-120-3848

BENEFICIARY:

Jody M. Walker COLTAF Trust Account

As soon as reasonably practicable after receipt of the Deposit by the Escrow Agent, Sellers will forward by overnight delivery, or by email, for review by the Purchaser, any and all documents of Vault America which the Purchaser might request, other than the SEC Filings and documents contained in the SEC Filings.

Purchaser’ Representative will provide Sellers’ Representative with information as requested by the Sellers concerning the Purchaser, including information on its directors elect.

1.04

Balance of Purchase Price.  It is agreed that the full amount of the Purchase Price will be wire transferred to the Escrow Account on or before February 17, 2012, and that the Closing will take place contemporaneous with such payment.  It is agreed that all of the Shares shall remain in the Escrow Account until the full amount of $280,000 has been paid into Escrow, after which the Closing on the sale of the Shares shall take place and all stock certificates shall be delivered to the Purchaser along with all documents listed in paragraphs 2.12, 2.13 and 3.02 below.

It is further agreed that if the full balance due for the Shares in the amount of $255,000 is not paid in full on or before February 17, 2012, the Sellers, may, at their discretion, cancel this Agreement, unless Purchaser notifies Sellers on or before February 17, 2012 in writing that they require a limited extension, and wires an additional $25,000 (“Deposit Extension Fee”) towards the purchase price which will provide for an extension through February 29, 2012.  Such fee will be to the sole benefit of the Sellers and subject to transfer at the instruction of the Sellers.

.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

The Sellers’ Representative, binding each of the Sellers pursuant to the Limited Power of Attorney, hereby causes each of the Sellers, jointly and severally, to represent and warrant to the Purchaser the following:

2.01

Organization.  Vault America is a Nevada corporation duly organized, validly existing, and in good standing under the laws of that state, has all necessary corporate powers to own properties and carry on a business, and is duly qualified to do business and is in good standing in the state of Nevada.  All actions taken by the incorporators, directors and shareholders of Vault America have been valid and in accordance with the laws of the state of Nevada.  Vault America is a reporting company pursuant to the Securities Exchange Act of 1934.  The Shares are currently quoted on the OTCQB and OTCBB.   Immediately following the Closing, the Purchaser shall file all required filings with any state and federal regulators, including the SEC, disclosing the acquisition of the Shares by the Purchaser, the change of control of the corporation, all changes to the officers and directors, and all such additional disclosure as is required to keep the corporation in good standing with any and all regulatory bodies having authority.

Vault America is the parent company to a wholly owned subsidiary, Security Bancorp, Inc. (“SBI”), an Alberta, Canada corporation.  It is the intention of the parties that contemporaneously with the Closing, SBI will issue to Vault America a total of 1,144,325 shares of common stock of Security Bancorp, Inc, with the express intention that Vault America pay out by way of Dividend in Specie to the Common Shareholders of Record of Vault America as at a time immediately prior to the Closing, inclusive of those shareholders holding their shares in brokerage accounts, the shares of SBI equal to that number of shares held by each of them

The parties acknowledge that SBI is the rightful and lawful owner of certain assets, including but not limited to, cash, cash deposits, instruments or certificates of deposit, office equipment, computer equipment, and certain miscellaneous other items (the “Assets”).  The parties further acknowledge that Vault America has no ownership interest in or claim to any of the Assets.

 Vault America will have no assets or liabilities at Closing.

2.02

Capital.  The authorized capital stock of Vault America consists of 100,000,000 shares of Common Stock with a par value of $.001, of which approximately 1,144,324 shares of Common Stock are issued and outstanding; 5,000,000 Preferred A shares with a par value of $.001, of which there are 790 shares issued and outstanding (Preferred A Series I); and 5,000,000 Preferred B shares with a par value of $.001, of which 1,000 are issued and outstanding.

All outstanding shares are fully paid and non-assessable, free of liens, encumbrances, options, restrictions and legal or equitable rights of others not a party to this Agreement.  At the Closing, other than as described in this Agreement, there will be no outstanding subscriptions, options, rights, warrants, convertible securities, or other agreements or commitments obligating Vault America to issue or to transfer from treasury any additional shares of its capital stock.  None of the outstanding shares of Common Stock of Vault America are subject to any stock restriction agreements, other than as required by law such as Rule 144 of Regulation D of the Securities Act of 1933 (the “Act”).  There are approximately 60 shareholders of record of Vault America plus those in street name.  All of such shareholders have valid title to such shares of Common Stock and acquired their shares of Common Stock in a lawful transaction and in accordance with Nevada corporate law and the applicable securities laws of the United States.

2.03

Financial Statements.  Vault America’ financial statements contained in its SEC Filings (the “Financial Statements”) have been prepared in accordance with U.S. GAAP applied on a consistent basis throughout the periods indicated and with each other, except that the unaudited Financial Statements do not contain footnotes required by U.S. GAAP.  The Financial Statements fairly present the financial condition and operating results of Vault America as of the dates, and for the periods, indicated therein, subject to normal year-end audit adjustments.  Except as set forth in the Financial Statements, and as set forth in paragraph 2.05, Vault America has no material liabilities (contingent or otherwise).  Vault America is not a guarantor or indemnitor of any indebtedness of any other person, firm, or corporation.

2.04

Filings with Government Agencies.  Vault America files annual and quarterly reports with the SEC and is current in all fillings required by the SEC and/or another agency.  Vault America has made all filings with the state of Nevada that are required and is current in its filings and reporting to the state of Nevada.  Upon the purchase of the Shares by the Purchaser, Purchaser will have the full responsibility for filing any and all documents required by the SEC and/or any other government agency that may be required.  The Sellers will supply the Purchaser with all information that is currently available for Vault America.  The Purchaser understands that the Sellers will have no responsibility whatsoever for any filings made or required to be made by Vault America after the Closing either with the SEC, FINRA, or with the State of Nevada.

2.05

Liabilities.  It is understood and agreed that the purchase of the Shares is predicated on Vault America not having any liabilities at Closing.  Vault America will not at Closing, have any debt, liability, or obligation of any nature, whether accrued, absolute, contingent, or otherwise that will not be paid at Closing.  Each individual Seller is not aware of any pending, threatened, or asserted claims, lawsuits, or contingencies involving Vault America or its Shares.  To the best knowledge of each Seller, there is no dispute of any kind between Vault America and any third party, and no such dispute will exist at the Closing of this transaction, and at the Closing, Vault America will be free from any and all liabilities, liens, claims, and/or commitments.

2.06

Tax Returns.  Vault America has filed or will file prior to Closing, federal and state returns for the year ending October 31, 2011.  As of Closing, there shall be no taxes of any kind accrued, due or owing.

2.07

Ability to Carry Out Obligations.  The Sellers’s Representative has the right, power, and authority to enter into this Agreement on behalf of the Sellers and to bind the Sellers to the representations and warranties hereof and perform their obligations under this Agreement.  The execution and delivery of this Agreement by the Sellers’ Representative and the performance by the  Sellers of their obligations hereunder will not cause, constitute, or conflict with or result in (a) any breach or violation of any of the provisions of or constitute a default under any license, indenture, mortgage, charter, instrument, articles of incorporation, bylaw, or other agreement or instrument to which Vault America, the officers, directors or Sellers are a party, or by which they may be bound, nor will any consents or authorizations of any party other than those hereto be required, (b) an event that would cause Vault America (and/or assigns) to be liable to any party, or (c) an event that would result in the creation or imposition of any lien, charge, or encumbrance on any asset of Vault America or upon the Shares to be acquired by the Purchaser.

2.08

Contracts, Leases, and Assets.  Vault America is not a party to any contract, agreement, or lease (unless such contract, agreement or lease has been assigned to another party or Vault America has been released from its obligations thereunder, other than the normal contract with the transfer agent) except as described in documents filed with the SEC or as disclosed to the Purchaser' Representative.  No person holds a power of attorney from Vault America or the Sellers, other than the Limited Power of Attorney held by the Sellers’ Representative in connection with the execution of this Agreement and the Escrow Agreement.  At the Closing, Vault America will have no assets or liabilities or any obligations which would give rise to a liability in the future.

2.09

Compliance with Laws.  To the best knowledge of the Sellers, Vault America has complied in all material respects with, and is not in violation of, any federal, state, or local statute, law, and/or regulation.  To the best knowledge of the Sellers, Vault America has complied with all federal and state securities laws in connection with the offer, sale, and distribution of its securities.  At the time that Vault America sold Shares to the Sellers, Vault America was entitled to use the exemptions provided by the Act relative to the sale of its Shares.  The Shares being sold herein are being sold in a private transaction between the Sellers and the Purchaser, and the Sellers make no representation as to whether the Shares are subject to trading restrictions under the Act.

2.10

Litigation.  Vault America is not a party to any suit, action, arbitration, or legal, administrative, or other proceeding, or pending governmental investigation.  To the best knowledge of the Sellers, there is no basis for any such action or proceeding and no such action or proceeding is threatened against Vault America.  Vault America is not a party to or in default with respect to any order, writ, injunction, or decree of any federal, state, local, or foreign court, department, agency, or instrumentality.

2.11

Conduct of Business.  Prior to the Closing, Vault America shall conduct its business in the normal course, and shall not (without the prior written approval of Purchaser): (i) sell, pledge, or assign any assets, (ii) amend its Articles of Incorporation or Bylaws, (iii) declare dividends, redeem or sell stock or other securities, (iv) incur any liabilities, except in the normal course of business, (v) acquire or dispose of any assets, enter into any contract, guarantee obligations of any third party, or (vi) enter into any other transaction.

2.12

Corporate Documents.  Each of the following documents, which shall be true, complete and correct in all material respects, will be submitted upon the Escrow Agent’s receipt of the Deposit unless they are contained within the SEC Filings:

(i)

Articles of Incorporation and all amendments thereto;

(ii)

Bylaws and all amendments thereto;

(iii)

Minutes and Consents of Shareholders, if any;

(iv)

Minutes and Consents of the board of directors;

(v)

List of officers and directors;

(vi)

Certificate of Good Standing from the Secretary of State of Nevada;

(vii)

Current Shareholder list from the transfer agent and

(viii)

Stock register and stock certificate records, if any, of Vault America;

2.13

Closing Documents.  All minutes, consents or other documents pertaining to Vault America to be delivered at the Closing shall be valid and in accordance with the laws of Nevada.

2.14

Title.  The Sellers have good and marketable title to all of the Shares being sold by them to the Purchaser pursuant to this Agreement.  The Shares will be, at the Closing, free and clear of all liens, security interests, pledges, charges, claims, encumbrances and restrictions of any kind, except for restrictions on transfer imposed by federal and state securities laws.  None of the Shares are or will be subject to any voting trust or agreement.  No person holds or has the right to receive any proxy or similar instrument with respect to such Shares.  Except as provided in this Agreement, the Sellers are not a party to any agreement which offers or grants to any person the right to purchase or acquire any of the Shares.  There is no applicable local, state, or federal law, rule, regulation, or decree which would, as a result of the purchase of the Shares by Purchaser (and/or assigns) impair, restrict, or delay voting rights with respect to the Shares.

2.15

Transfer of Shares.  The Sellers will have the responsibility for sending all certificates representing the Shares being purchased, along with the proper stock powers with Signature Guarantees acceptable to the transfer agent for delivery to the Escrow Agent to be sent to the Purchaser at Closing.

The Purchaser will have the responsibility of sending the certificates, along with stock powers to the transfer agent for the Company to have the certificates changed into their respective names and denominations and the Purchaser shall be responsible for all costs involved in such changes and in mailing new certificates to all shareholders.

2.16

Representations.  All representations shall be true as of the Closing and all such representations shall survive the Closing.

ARTICLE III

CLOSING

3.01

Closing for the Purchase of Common Stock.  The Closing (the “Closing”) of this transaction for sale of the Shares will occur when all of the documents and consideration described in Paragraphs 2.12 above and in 3.02 below have been delivered, or other arrangements made and agreed to by the Parties.  If the Closing of this transaction has not taken place on or before February 20, 2012, either Party may terminate this Agreement.

3.02

Documents and Payments Required at Closing.  As part of the Closing, those documents listed in 2.12 of this Agreement, as well as the following documents, in form reasonably acceptable to counsel to the Parties, shall have been delivered to Escrow Agent at least 48 hours prior to the Closing:

(a)

By the Sellers:

(i)

stock certificate or certificates, along with stock powers with signature guarantees acceptable to the transfer agent, representing the Shares, endorsed in favor of the name or names as designated by Purchaser or left blank;

(ii)

the resignations of all officers of Vault America;

(iii)

the resignations of all directors of Vault America and the appointment of new directors as designated by Purchaser, subject to the requirement to deliver Schedule 14f-1 to Vault America’ shareholders at least ten days prior to the date of the new directors taking office;

(iv)

true and correct copies of all of the business and corporate records of Vault America which are not part of the SEC Filings, including but not limited to correspondence files, bank statements, checkbooks, savings account books, minutes of shareholder and directors meetings or consents, financial statements, shareholder listings, stock transfer records, agreements and contracts that exist and

(v)

such other documents of Vault America as may be reasonably required by Purchaser, if available.

(b)

By Purchaser:

(i)

wire transfer to the Jody M. Walker COLTAF Trust Account  the amount of $255,000 which, along with the deposit of $25,000, represents the Purchase Price for the Shares.

ARTICLE IV

INVESTMENT INTENT

The Purchaser' Representative, binding each of the Purchaser pursuant to a limited power of attorney, hereby causes each of the Purchaser, jointly and severally, to represent, warrant and covenant to the Sellers the following:

4.01

Transfer Restrictions.  Purchaser (and/or assigns) agree that the Shares being acquired pursuant to this Agreement may be sold, pledged, assigned, hypothecated or otherwise transferred, with or without consideration (“Transfer”) only pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Act”), or pursuant to an exemption from registration under the Act.

4.02

Investment Intent.  The Purchaser are acquiring the Shares for their own account for investment, and not with a view toward distribution thereof.

4.03

No Advertisement.  The Purchaser acknowledge that the Shares have been offered to them in direct communication between them and Sellers, and not through any advertisement of any kind.

4.04

Knowledge and Experience.  The Purchaser acknowledge that they have been encouraged to seek their own legal and financial counsel to assist them in evaluating this purchase.  The Purchaser acknowledge that Sellers has given them and all of their counselors access to all information relating to Vault America’ business that they or any one of them have requested.  The Purchaser acknowledge that they have sufficient business and financial experience, and knowledge concerning the affairs and conditions of Vault America so that they can make a reasoned decision as to this purchase of the Shares and are capable of evaluating the merits and risks of this purchase.

4.05

Restrictions on Transferability.  The Purchaser are aware of the restrictions of transferability of the Shares and further understand that some or all of the certificates representing the Shares being purchased shall bear a legend similar to the following:

The securities represented by this certificate have not been registered under the U.S. Securities Act of 1933, as amended, or other applicable securities laws.  These securities have been acquired for investment and not with a view to distribution or resale and may not be offered, sold, pledged or otherwise transferred except (i) in accordance with the provisions of Regulation S (Rule 901 through Rule 905, and preliminary notes), promulgated under the Securities Act of 1933, as amended; (ii) pursuant to registration under the Securities Act of 1933, as amended; or (iii) pursuant to an available exemption from registration.  Hedging transactions involving these securities may not be conducted unless in compliance with the Securities Act of 1933, as amended.

Neither Vault America nor Sellers have filed a registration statement with the SEC or any state authorities nor agreed to do so, nor contemplate doing so in the future to register this transaction, and in the absence of such a registration statement or exemption, the Purchaser may have to hold the Shares indefinitely and may be unable to liquidate them in case of an emergency.

4.06

Accredited Investor.  Each Purchaser is either:

(a)

an “Accredited Investor” as defined in Regulation D of the Act; or

(b)

a close personal friend of a director or executive officer of Vault America, and has known the director or executive officer for a sufficient period of time to be in a position to assess the capabilities and trustworthiness of the said person; or a close business associate of Vault America and has had sufficient prior business dealings with the director or executive officer to be in a position to assess the capabilities and trustworthiness of the said person; and either alone or with Purchaser’s professional advisers who are unaffiliated with, have no equity interest in and are not compensated by Sellers or any affiliate or selling agent of Sellers, directly or indirectly, has sufficient knowledge and experience in financial and business matters that each Purchaser is capable of evaluating the merits and risks of an investment in the Shares offered by Sellers and of making an informed investment decision with respect thereto and has the capacity to protect Purchaser’s own interests in connection with Purchaser’s proposed investment in the Shares.

4.07

Future business of Vault America.  The Purchaser represent that after the Closing of this transaction, the Purchaser will either carry on the existing business of Vault America or vend in a legitimate business.  After Closing, the Purchaser covenant not to manipulate or participate in manipulating the share price of Vault America in a "pump and dump" scheme.

4.08

Anti-Money Laundering, Anti-Corruption and Anti-Terrorism Laws.  The Purchaser confirm that the funds representing the Purchase Price will not represent proceeds of crime for the purposes of any applicable anti-money laundering or anti-terrorist legislation, regulation or guideline and the Purchaser are in compliance with, and have not previously violated, the United States of America Patriot Act of 2001, as amended through the date of this Agreement, to the extent applicable to the Purchaser and all other applicable anti-money laundering, anti-corruption and anti-terrorism laws and regulations.

4.09

Representations.  All representations shall be true as of the Closing and all such representations shall survive the Closing.

ARTICLE V

REMEDIES

5.01

Termination.  In addition to any other remedies, either Party may terminate this Agreement, if at the Closing, the other Party has failed to comply with all material terms of this Agreement, has failed to supply any documents required by this Agreement unless they do not exist, or has failed to disclose any material facts which could have a substantial effect on any part of this transaction.

5.02

Indemnification.  From and after the Closing, the Parties, jointly and severally, agree to indemnify the other against all actual losses, damages and expenses caused by (i) any material breach of this Agreement by them or any material misrepresentation contained herein, or (ii) any misstatement of a material fact or omission to state a material fact required to be stated herein or necessary to make the statements herein not misleading.

5.03

Indemnification Non-Exclusive.  The foregoing indemnification provision is in addition to, and not derogation of any statutory, equitable or common law remedy any Party may have for breach of representation, warranty, covenant, or agreement.

ARTICLE VI

MISCELLANEOUS

6.01

Captions and Headings.  The article and paragraph headings throughout this Agreement are for convenience and reference only, and shall in no way be deemed to define, limit, or add to the meaning of any provision of this Agreement.

6.02

No Oral Change.  This Agreement and any provision hereof, may not be waived, changed, modified, or discharged, orally, but only by an agreement in writing signed by the Party against whom enforcement of any waiver, change, modification, or discharge is sought.

6.03

Non Waiver.  Except as otherwise expressly provided herein, no waiver of any covenant, condition, or provision of this Agreement shall be deemed to have been made unless expressly in writing and signed by the Party against whom such waiver is charged; and (i) the failure of any Party to insist in any one or more cases upon the performance of any of the provisions, covenants, or conditions of this Agreement or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of any such provisions, covenants, or conditions, (ii) the acceptance of performance of anything required by this Agreement to be performed with knowledge of the breach or failure of a covenant, condition, or provision hereof shall not be deemed a waiver of such breach or failure, and (iii) no waiver by any Party of one breach by another Party shall be construed as a waiver with respect to any other or subsequent breach.

6.04

Time of Essence.  Time is of the essence of this Agreement and of each and every provision hereof.

6.05

Entire Agreement.  This Agreement, including any and all attachments hereto, if any, contain the entire Agreement and understanding between the Parties hereto, and supersede all prior agreements and understandings.

6.06

Partial Invalidity.  In the event that any condition, covenant, or other provision of this Agreement is held to be invalid or void by any court of competent jurisdiction, it shall be deemed severable from the remainder of this Agreement and shall in no way affect any other condition, covenant or other provision of this Agreement.  If such condition, covenant, or other provision is held to be invalid due to its scope or breadth, it is agreed that it shall be deemed to remain valid to the extent permitted by law.

6.07

Significant Changes.  The Sellers understand that significant changes may be made in the capitalization or stock ownership of Vault America, which changes could involve a reverse stock split or the issuance of additional shares, thus possibly having a dramatic negative effect on the percentage of ownership or number of shares owned by present shareholders of Vault America.

6.08

Counterparts.  This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Facsimile signatures will be acceptable to all Parties.

6.09

Notices.  All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the Party to whom notice is to be given, or on the third day after mailing if mailed to the Party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, or on the second day if faxed, and properly addressed or faxed as follows:

If to the Sellers:

Harold Schultz

Po Box 15040 RPO Aspenwoods

Calgary Alberta T3H 0N8

Can Phone: 403-719-5401

Can Fax: 403-719-5401

US Phone – 480-279-5277

US Fax – 480-279-5277

Email – halsch1@hotmail.com

If to the Purchaser:

With Copies to:

Green PolkaDot Box

Andrea Cataneo, Esq.

Jeffrey L. Nilsson, or his assigns

Sichenzia Ross Friedman Ferrence, LLP

629 East Quality drive, Ste. 103

61 Broadway  32nd Floor

American Fork, Utah 8400

New York, NY  10006

Phone – (801) 787-8835

Phone 212-930-9700

Email – jeff.nilsson@greenpolkadotbox.com

Fax – (212) 930-9725

                Email – Acataneo@srff.com

6.10

Binding Effect.  This Agreement shall inure to and be binding upon the heirs, executors, personals, successors and assigns of each of the Parties to this Agreement.

6.11

Effect of Closing.  All representations, warranties, covenants, and agreements of the Parties contained in this Agreement, or in any instrument, certificate, opinion, or other writing provided for in it, shall be true and correct as of the Closing and shall survive the Closing of this Agreement.

6.12

Mutual Cooperation.  The Parties hereto shall cooperate with each other to achieve the purpose of this Agreement, and shall execute such other and further documents and take such other and further actions as may be necessary or convenient to effect the transaction described herein.

6.13

Choice of Law.  This Agreement and the rights of the Parties hereunder shall be governed by and construed in accordance with the laws of the State of Nevada including all matters of construction, validity, performance, and enforcement and without giving effect to the principles of conflict of laws.

6.14

Exclusive Jurisdiction and Venue.  The Parties agree that the Courts of the State of Nevada shall have sole and exclusive jurisdiction and venue for the resolution of all disputes arising under the terms of this Agreement and the transactions contemplated herein.

6.15

Attorneys’ Fees.  In the event any Party hereto shall commence legal proceedings against the other to enforce the terms hereof, or to declare rights hereunder, as the result of a breach of any covenant or condition of this Agreement, the prevailing party in any such proceeding shall be entitled to recover from the losing party its costs of suit, including reasonable attorneys' fees, as may be fixed by the court.

In witness whereof, this Agreement has been duly executed by the Parties hereto as of the date first above written.

SELLERS:

Harold Schultz - Sellers Representative

_____________________________

Harold Schultz

PURCHASER:

______________________

Jeffrey L. Nilsson, or his assigns,

Representative for Green PolkaDot Box, Inc.

 EXHIBIT A

SELLING SHAREHOLDERS

COMMON STOCK
Name of Seller	Number of Shares
Harold Schultz	33,300
H. S. Investment Strategies	1,000,000
Advance Contracting Services, LTD.	8,833
Murray Schultz	2,000

TOTAL	1,044,133

PREFERRED A STOCK
Name of Seller	Number of Shares
Harold Schultz	460
TOTAL	460

PREFERRED B STOCK
Name of Seller	Number of Shares
Harold Schultz	1,000
TOTAL	1,000